Affirm Shareholder Letter THIRD FISCAL QUARTER 2023

We had an excellent quarter: ● Gross Merchandise Volume was $4.6 billion (vs. $4.4-$4.5 billion outlook), ● Revenue was $381 million (vs. $360-$380 million outlook), ● Revenue Less Transaction Costs (“RLTC”) came in at $167 million (vs. $140-$150 million outlook)1, ● Transactions per active consumer grew by 34%, and ● We improved credit performance, again: delinquencies after 30 days, excluding Peloton and Pay in 4, declined sequentially to 2.5%. To this final point, we believe that staying focused on credit and producing high-quality short-duration assets for our funding partners is a critical requirement in today’s volatile environment. While we are certain to get full credit only in retrospect, our disciplined approach was appreciated by the capital market participants who know us well: we ended March with $11.4 billion in Funding Capacity and added $400 million more via the expansion of our 2023-A ABS offering in April. We saw several bright spots of consumer demand this quarter. In particular, demand in travel and ticketing remained strong: we saw 62% year-over-year growth and continued interest from merchants. We expanded our existing relationship with Booking.com, supported new partners like Royal Caribbean, signed another major airline, and added our first auto rental agency. We are excited about Affirm’s potential to deliver value to many more merchants in this segment. In the third quarter, our credit modeling, product, engineering, and pricing teams launched over 100 projects, each delivering specific underwriting, profitability, or growth improvements that, in aggregate, added up to significant wins. Max Levchin FOUNDER AND CEO 2Affirm | Shareholder Letter Fellow Affirm shareholders, Note: All comparisons throughout this letter are against the third quarter of fiscal year 2022, unless otherwise noted. 16.0M Active Consumers 26% growth 34% Growth in transactions per active user to 3.6 14.3M FQ3’23 transactions 36% growth 88% of transactions from repeat users 1 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this letter.

Affirm | Shareholder Letter 3 Some examples include: the tenth major version of our point-of-sale underwriting model, new tools for consumers to self-service, wider APR ranges at more merchants, and numerous UX revisions to improve consumer comprehension and point of sale conversion. Notably, we surfaced Debit+ in the main Affirm app this quarter. To use a cycling analogy, we are in the middle week of a three-week grand tour. Team Affirm is on form and highly motivated to win, but we are also very clear-eyed about the hard climbs and the long endurance stages to come. Building out our direct-to-consumer offerings One-time virtual card and Debit+ volume accelerated during fiscal Q3, more than doubling year-over-year GMV growth relative to the previous quarter (24% vs. 9%). We continued to observe better transactional frequency among Debit+ users (7x over the course of 90 days of activity) and profitable unit economics, as we continued rolling out the product. It is still very early days, but it’s important to understand how Debit+ fits into our overall strategy: ● We integrate with merchants at the point of sale to offer consumers transparent and affordable loans, each customized for a distinct purchase. Merchants pay us for incremental conversion, as most of these transactions would not have happened without Affirm. ● Consumers learn about Debit+ as they visit Affirm to manage repayment. Debit+ offers both pay now and pay over time features and dramatically expands where consumers can use us. Our card works at virtually any merchant capable of accepting Visa, online and offline, and in electronic wallets. At integrated merchants, Debit+ can also take advantage of the proprietary features of our network, such as custom terms per SKU and interest-free loans. ● Increased transaction frequency helps lower our servicing costs as a percentage of GMV and informs our merchant sales efforts. We also gain more opportunities to offer consumers additional products to improve their financial health, e.g. the Affirm Savings account. While shipping a plastic card may appear quite old school for a company that prides itself in using modern technology as our competitive advantage, I am very excited about Debit+ for two key reasons: over 80% of all retail spend occurs at physical retail, but less than 5% of Affirm’s volume is offline – for now. And, the majority of consumer spend is denominated in small, sub-$25 transactions. Frequency is the path to the top of the consumer wallet. Note: All comparisons throughout this letter are against the third quarter of fiscal year 2022, unless otherwise noted.

4 In conclusion When we founded Affirm, we were unique in our posture on late fees (don’t charge them, don’t plan to) and were at times mocked for “naively” leaving money on the table. Today, over half of all U.S. buy now, pay later volume is devoid of late fees, something we take a lot of pride in. We see recent regulatory efforts to eliminate junk fees and to limit credit card late fees as positive developments for consumers and a step towards leveling the playing field for the industry. We are in an endurance race. We have the will and the capacity to not just finish, but win. Leaning into our foundational advantages of strong and nimble underwriting and scalable technology, we intend to grow responsibly. We will focus on the variables we can control, while maintaining strongly positive unit economics, as we make our way towards adjusted operating income profitability. None of this would be possible without the people behind all the work – Affirmers. My sincere gratitude and appreciation go to them, and congratulations on a quarter well-executed. Onward, Max Affirm | Shareholder Letter

We delivered a strong third quarter with all financial metrics coming in better than the outlook that we shared in February. We outperformed in the quarter despite continued volatility in the macroeconomic and funding environments, which were negatively impacted both by the failure of several mid-sized banks as well as ongoing interest rate increases by the Federal Reserve. Despite these challenges we delivered solid GMV growth, impressive RLTC performance, and an increase in Funding Capacity. In contrast with other consumer lenders, we had strong credit performance with delinquency rates declining sequentially during the quarter and performing better than in both the prior year and pre-pandemic periods. The pricing initiatives that we outlined in February continued to gain traction with merchants and consumers. As a result, more than half of FQ3’23 interest-bearing GMV was offered by merchants that had implemented the 36% APR cap by the end of the quarter. Most importantly, this will enable us to approve more consumers and drive better conversion for our merchants. We also expect this to be a tailwind as we work to deliver higher yields to our funding partners and solid unit economics to shareholders in the quarters to come. We also drove operating leverage during the quarter, with both sales and marketing and general and administrative spend declining year-over-year. And while the growth rate of technology and data analytics spend abated, we continued to grow it on a dollar basis as we invest in our products. We believe this is the right decision as it supports our long-term strategy and growth. In summary Despite a difficult and volatile economic environment, we delivered excellent results in FQ3’23. These were driven by small but ultimately important wins across credit, funding, and pricing. These wins have enabled us to progress towards our goal of achieving profitability on an adjusted operating income basis as we exit FY’23. They also set the stage for new commercial and product initiatives that we expect to share with you over the course of this calendar year. Financial Update from Michael Linford, CFO 5Affirm | Shareholder Letter The underwriting optimizations we made in CY’22 and FQ3’23 continued to deliver good credit outcomes, with our 30+ day delinquency rate for monthly installment loans ex-Peloton declining sequentially to 2.5% at the end of March from 2.7% at the end of December. This delinquency rate remains below comparable periods in both FY’22 and pre-pandemic years. Our loan loss allowance as a percentage of loans held for investment reflects this strong credit performance. CREDIT Funding Capacity increased from $10.5 billion at the end of FQ2’23 to $11.4 billion at the end of FQ3’23, of which 71% was utilized. Additionally, in April we closed a $400 million expansion offering of our existing 2023-A notes. This capacity provides us with the ability to fund more than $25 billion in annual GMV. FUNDING Our adjusted operating income margin was significantly better than the outlook we provided in February. This was primarily due to the combination of RLTC outperformance, proactive expense control, and execution on our pricing initiatives. These factors also bring us closer to our goal to be profitable on an adjusted operating income basis as we exit this fiscal year. PATH TO PROFITABILITY 5

$4.6B GMV ↑ 18% ↑ 43% Two-Year CAGR2 $381M Total Revenue ↑ 7% $167M RLTC ↓ 9% 3.6% RLTC as a % of GMV ↓ 110 basis points FQ3’23 Financial Highlights GMV grew 18% year-over-year to $4.6 billion, or 24% excluding Peloton, which was one of our largest merchant partners on a GMV basis in the prior-year period. On a two-year basis, GMV grew at a 43% compound annual growth rate (“CAGR”) and a 57% two year CAGR excluding Peloton. GMV came in better than the outlook we provided in February. Consumer demand for service and experience-related categories such as travel and ticketing was robust, with the category growing 62% year-over-year. As Max mentioned, we also added several notable travel partners during the quarter, which we expect to drive additional growth in this category. Finally, our direct-to-consumer products collectively delivered 24% year-over-year GMV growth, accelerating from 9% year-over-year growth during our second fiscal quarter. However, we continued to observe tepid consumer demand in several discretionary goods categories. For example, the consumer electronics category declined 8% year-over-year, a similar rate to FQ2’23. The home/lifestyle category also declined 10% year-over-year, whereas it had grown 2% year-over-year in FQ2’23. The sporting goods and outdoors category also continued to be a substantial headwind, down 48% year-over-year, largely due to ongoing declines in Peloton GMV. Revenue grew 7% year-over-year, or 15% excluding Peloton, to $381 million. Revenue as a percentage of GMV declined year-over-year to 8.2% due to an ongoing mix shift towards interest-bearing and Pay in 4 products and away from 0% APR monthly installment products. In light of volatile funding market conditions, we made greater use of warehouse funding facilities this quarter than in prior quarters, resulting in lower gain on sales of loans. RLTC declined 9% year-over-year to $167 million, or 3.6% of GMV. Relative to the expectations embedded in the outlook that we provided in February, RLTC was better than expected primarily due to better than anticipated credit outcomes. Even without this favorable impact, we still delivered a strong RLTC result. On a year-over-year basis, higher benchmark interest rates and credit spreads persisted and are expected to continue to be a headwind to RLTC as a percentage of GMV. Our pricing initiatives are beginning to offset some of these headwinds but are likely to take several quarters to achieve maximum benefit. Affirm | Shareholder Letter 2 Compound Annual Growth Rate over the two-year period beginning April 1, 2021 and ending on March 31, 2023. 6

Finally, processing and servicing expense increased to 1.4% of GMV in FQ3’23 compared to 1.1% during the prior-year period. This is primarily due to a platform partner fee, the expense for which runs through the processing and servicing line item. The increase of this expense reflects the overall success of the partnership with this platform. Operating Income (Loss) was $(310) million, compared to $(227) million during FQ3’22. The main driver of the deeper loss was a $52 million year-over-year increase in tech and data analytics spend, in addition to the aforementioned $16 million decrease in RLTC. Additionally, we incurred a $35 million charge associated with the restructuring that we announced in February. Offsetting this, sales and marketing spend declined by $15 million, while general and administrative expense declined by $3 million. Incorporated in these figures is a $8 million increase in stock-based compensation expense to $107 million and a $6 million decrease in enterprise warrant expense to $113 million. Operating Income (Loss) as a percentage of revenue, or Operating Margin, was (81)% in the period, compared to (64)% during FQ3’22. Adjusted Operating Income (Loss)1 was $(6) million, compared to $4 million during FQ3’22. Adjusted Operating Income (Loss) as a percentage of Revenue, or Adjusted Operating Margin, was (2)% in the period compared to 1% during FQ3’22. Adjusted Operating Income (Loss) excludes the impact of enterprise warrant and share-based expenses, stock-based compensation expense, charges associated with the restructuring we announced in February, and other non-cash items. Due to the combination of RLTC outperformance and expense control, we delivered significantly better Adjusted Operating Margin than contemplated by the outlook that we provided in February. This was particularly true for our non-GAAP sales and marketing expense, which declined 44% year-over-year, and non-GAAP general and administrative expense, which declined 4% year-over-year. Careful expense management is a critical component of our strategy as we work towards achieving profitability on an adjusted operating income basis as we exit FY’23. Active merchant count grew 19% year-over-year to 246,000 merchants overall, and merchants with >$1,000 in trailing-twelve-month GMV grew 29% year-over-year to 92,000. Merchants with >$1,000 in trailing-twelve-month GMV accounted for more than 99% of total GMV in FQ3’23. 7Affirm | Shareholder Letter Active Merchants by TTM GMV 1 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this letter.

Credit quality In line with normal seasonal trends, all key loan delinquency rates, excluding Pay in 4 and Peloton loans, sequentially improved during the quarter, and also demonstrated continued improvement throughout April. Delinquencies continued to perform in line with or better than comparable periods in both FY’22 and pre-pandemic years. Recent vintages of our Pay in 4 loans continue to track to 2% or better cumulative net loss rates. 8 Monthly Installment Loan Delinquency Data (ex-Peloton)3 Affirm | Shareholder Letter 30+ DAY DELINQUENCIES 60+ DAY DELINQUENCIES 90+ DAY DELINQUENCIES 3 U.S. loans only.

Differentiated credit performance versus select consumer lenders

As measured by 30+ day delinquencies excluding Pay in 4 and Peloton loans, **our credit performance continued to be in-line with or better than many credit card issuers** and also steadily improved relative to those issuers throughout FQ3'23. Importantly, we achieved this relative outperformance despite having a higher mix of non-Prime receivables. Serving a wider consumer audience than competitors while driving strong and predictable credit outcomes continues to be a key competitive advantage for Affirm.


30+ Day Delinquency Rate vs. Select Consumer Lenders
% Non-Prime Receivables
6%
5%
4%
3%
2%
1%
Issuer C 42%
dv01 index n.a.
Issuer A 27%
Issuer D 32%
Issuer B 19%
Affirm 42%
Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar
Affirm
Issuer A
Issuer B
Issuer C
Issuer D
dv01 Consumer Unsecured index

Select card issuers include Bread Financial, Capital One, Discover, and Synchrony Financial. Non-Prime receivable mix as of March 31, 2023 or most recently available period, based upon publicly available data. Non-Prime is generally defined as a FICO score below 650 to 660. U.S. loans only. Affirm 30+ day delinquencies and non-Prime Receivables mix excludes Pay in 4 and Peloton loans. The dv01 consumer unsecured index looks at over 4.9 million active loans from leading U.S. online consumer lenders. dv01 delinquency data is owned by, and used with the permission of, dv01, Inc. and may not be reproduced or redistributed outside of this letter without dv01, Inc.'s prior consent.



Affirm | Shareholder Letter 9

Pricing initiatives

Our team made good progress implementing the new APR cap, with 55% of interest-bearing GMV offered at up to a 36% APR as of the end of March, up from 23% at the end of December and 10% at the end of September. Additionally, merchants that accounted for an additional ~10% of interest-bearing GMV in FQ3'23 have agreed in principle to a 36% APR cap. We therefore have a clear line of sight into at least 60% of interest-bearing GMV being offered at up to the new cap. This will enable us to continue responsibly extending credit to consumers while also driving better conversion for merchants.

As a result of our pricing initiatives, our mix of loan originations with >30% APR climbed steadily throughout FQ3'23. The increasing mix of higher-APR loans caused our weighted-average APR for interest-bearing loans at origination to increase by 110 basis points vs. December and 160 basis points vs. September month ends. The mix of loan balances with >30% APR also grew, but with approximately a three-month lag to originations. As mentioned earlier, our pricing initiatives will likely take several quarters to achieve maximum benefit, even after implementing the change in the APR cap.

Mix of Loans at >30% APR[3]


15%
10%
5%
Jul 22
Aug 22
Sep 22
Oct 22
Nov 22
Dec 22
Jan 23
Feb 23
Mar 23
Originations
Loan balance
+160 basis points
in weighted-average interest-bearing APR at origination
Since September
+110 basis points
in weighted average interest-bearing APR at origination
Since December

We are also continuing to pursue other innovative pricing initiatives and experiments. For example, we are seeing promising signals of traction with merchants for our new Low APR loan product, which consists of merchant subsidized interest-bearing products with APRs below 10%.

[3] U.S. loans only.

Affirm | Shareholder Letter

10

Capital allocation and liquidity At quarter end, we had $2 billion in total liquidity split evenly between Cash and Cash Equivalents and Securities Available for Sale. Against this amount, we had $1.4 billion in convertible debt. During FQ3’23, we repurchased approximately $300 million in face value of our convertible debt for approximately $210 million in cash, resulting in a gain on repurchase of approximately $90 million. Subject to market conditions, we will continue to evaluate opportunities to optimize the debt capital structure and proactively manage long-term liabilities. Affirm | Shareholder Letter Capital and funding update Our Funding Capacity increased to $11.4 billion at the end of March, up from $10.5 billion at the end of December. This increase was driven by the $500 million 2023-A ABS offering that we closed in January, as well as the addition of $250 million in warehouse capacity with a new partner in March. During April, we also closed a $400 million expansion of our 2023-A ABS offering. Due to strong investor demand, we upsized the expansion from an original size of $250 million. The transaction was more than 3x oversubscribed at pricing with $1.3 billion in total orders. Notwithstanding these successes, the bank failures and overall system stress in FQ3’23 are likely to continue to impact funding markets in the near term. We believe this volatility will lead to credit spreads remaining elevated for some time. On a year-over-year basis, we expect higher funding costs to remain a headwind to RLTC as a percentage of GMV for the next few quarters, in part because of the repricing lag that occurs with our fixed-rate funding debt. While we expect higher funding costs to remain a headwind, we have built a resilient funding model. We work with a diverse set of institutional investors ranging from pension funds, insurers, banks, and asset managers. Driven by our solid credit performance, we expect to continue delivering good returns to funding partners and maintain ample capacity to fund future GMV growth over the long term. Finally, we expect to add at least one additional originating bank partner by the end of this calendar year. This addition will enable us to further diversify our originating bank partnerships, reduce risk, and support additional GMV growth. 11

Our outlook incorporates the following assumptions: ● Credit performance: in line with normal seasonality, we expect our loan delinquency rate to increase in FQ4’23. We also expect our allowance for credit losses as a percentage of loans held for investment to increase modestly. Both of these factors are reflected in our RLTC outlook. ● Workforce and operating expense reductions: because the cost restructuring measures announced in February were not implemented until mid-FQ3’23, the savings from the February restructuring will be greater in FQ4 than in FQ3. ● Interest rates and macroeconomic environment: the current forward interest rate curve and negative consumer sentiment will persist through the remainder of the fiscal year ending June 30, 2023, with no improvement in macroeconomic conditions. Financial Outlook We continue to expect to achieve a sustained profitability run rate, on an Adjusted Operating Income basis, as we exit fiscal year 2023. Additionally, we are slightly improving the midpoint of our full-year outlook across all metrics. FQ4'23 FY'23 GMV $5.20 - $5.35 billion $19.89 - $20.04 billion Revenue $390 - $415 million $1,532 - $1,557 million RLTC $145 -$160 million $638 - $653 million Adjusted Operating Margin4 (5%) - (1%) (7.0%) - (5.9%) Weighted Average Shares Outstanding 300 million 295 million Affirm | Shareholder Letter 12 Fourth fiscal quarter and fiscal year 2023 outlook 4A reconciliation of adjusted operating margin to the comparable GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future

About Affirm Affirm’s mission is to deliver honest financial products that improve lives. By building a new kind of payment network — one based on trust, transparency and putting people first — we empower millions of consumers to spend and save responsibly, and give thousands of businesses the tools to fuel growth. Unlike credit cards and other pay-over-time options, we show consumers exactly what they will pay up front, never increase that amount, and never charge any late or hidden fees. Contacts Investor Relations: ir@affirm.com Media: press@affirm.com Conference Call Affirm will host a conference call and webcast to discuss third quarter 2023 financial results on Tuesday, May 9, 2023, at 5:00 pm ET. Hosting the call will be Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer. The conference call will be webcast live from the Company's investor relations website at https://investors.affirm.com/. A replay will be available on the investor relations website following the call. 13Affirm | Shareholder Letter

Three Months Ended March 31, 2023 2022 (in millions, except GMV and percent data) (unaudited) GMV (in billions) $ 4.6 $ 3.9 Total Transactions (count) 14.3 10.5 Total Revenue, net $ 381.0 $ 354.8 Total Revenue as a % of GMV 8.2% 9.1 % Transaction Costs (Non-GAAP) $ 214.1 $ 172.3 Transaction Costs as a % of GMV 4.6% 4.4 % Revenue Less Transaction Costs (Non-GAAP) $ 166.9 $ 182.4 Revenue Less Transaction Costs as a % of GMV (Non-GAAP) 3.6% 4.7 % Operating Loss $ (310.0) $ (226.6) Operating Margin (81.4) % (63.9) % Adjusted Operating Income (Loss) (Non-GAAP) $ (6.4) $ 4.0 Adjusted Operating Margin (Non-GAAP) (1.7) % 1.1 % Net Loss $ (205.7) $ (54.7) Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators March 31, 2023 June 30, 2022 March 31, 2022 (unaudited) Active Consumers (in millions) 16.0 14.0 12.7 Transactions per Active Consumer 3.6 3.0 2.7 Active Merchants (in thousands) 245.7 234.8 207.0 Total Platform Portfolio (Non-GAAP) (in billions) $ 8.2 $ 7.1 $ 6.7 Equity Capital Required (Non-GAAP) (in millions) $ 472.7 $ 206.1 $ 157.7 Equity Capital Required as a % of Total Platform Portfolio (Non-GAAP) 5.8% 2.9% 2.4 % Allowance for Credit Losses as a % of Loans Held for Investment 4.7% 6.2% 6.4% 14Affirm | Shareholder Letter

Key Operating Metrics Gross Merchandise Volume (“GMV”) - The Company defines GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by the Company. However, the Company believes that GMV is a useful operating metric to both the Company and investors in assessing the volume of transactions that take place on the Company's platform, which is an indicator of the success of the Company's merchants and the strength of that platform. Active Consumers - The Company defines an active consumer as a consumer who engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active consumers is a useful operating metric to both the Company and investors in assessing consumer adoption and engagement and measuring the size of the Company's network. Transactions per Active Consumer - Transactions per active consumer is defined as the average number of transactions that an active consumer has conducted on its platform during the 12 months prior to the measurement date. The Company believes that transactions per active consumer is a useful operating metric to both the Company and investors in assessing consumer engagement and repeat usage, which is an indicator of the value of the Company's network. Non-GAAP Financial Measures Transaction Costs - The Company defines transaction costs as the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense. The Company believes that transaction costs is a useful financial measure to both the Company and investors of those costs, which vary with the volume of transactions processed on the Company's platform. Transaction Costs as a Percentage of GMV - The Company defines transaction costs as a Percentage of GMV as transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors as it approximates the variable cost efficiency of transactions processed on the Company's platform. Revenue Less Transaction Costs (“RLTC”) - The Company defines revenue less transaction costs as GAAP total revenue less transaction costs, as defined above. The Company believes that revenue less transaction costs is a useful financial measure to both the Company and investors of the economic value generated by transactions processed on the Company's platform. Revenue Less Transaction Costs as a Percentage of GMV - The Company defines revenue less transaction costs as a percentage of GMV as revenue less transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that revenue less transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors of the unit economics of transactions processed on the Company's platform. 15Affirm | Shareholder Letter

Adjusted Operating Income (Loss) - The Company defines adjusted operating income (loss) as its GAAP operating loss, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the expense related to warrants and share-based payments granted to enterprise partners; and (d) certain other costs as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating loss included in the tables at the end of this letter. Adjusted operating income (loss) is presented because the Company believes that it is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance. Adjusted Operating Margin - The Company defines adjusted operating margin as its adjusted operating income (loss), as defined above, as a percentage of its GAAP total revenue. Similar to adjusted operating income (loss), the Company believes that adjusted operating margin is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance. Total Platform Portfolio - The Company defines total platform portfolio as the unpaid principal balance outstanding of all loans facilitated through its platform as of the balance sheet date, including loans held for investment, loans held for sale, and loans owned by third-parties. The Company believes that total platform portfolio is a useful financial measure to both the Company and investors in assessing the scale of funding requirements for the Company's network. Equity Capital Required (“ECR”) - The Company defines equity capital required as the sum of the balance of loans held for investment and loans held for sale, less the balance of funding debt and notes issued by securitization trusts as of the balance sheet date. The Company believes that equity capital required is a useful financial measure to both the Company and investors in assessing the amount of the Company's total platform portfolio that the Company funds with its own equity capital. Equity Capital Required as a Percentage of Total Platform Portfolio (“ECR Ratio”)- The Company defines equity capital required as a percentage of total platform portfolio as equity capital required, as defined above, as a percentage of total platform portfolio, as defined above. The Company believes that equity capital required as a percentage of total platform portfolio is a useful financial measure to both the Company and investors in assessing the proportion of outstanding loans on the Company's platform that are funded by the Company's own equity capital. Non-GAAP Sales and Marketing Expense - The Company defines non-GAAP sales and marketing expense as GAAP sales and marketing expense, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the expense related to warrants and share-based payments granted to enterprise partners; and (d) certain other costs as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating loss included in the tables at the end of this letter. Non-GAAP sales and marketing expense is presented because the Company believes that it is a useful financial measure to both the Company and investors of its sales and marketing activities and that it facilitates period to period comparisons of the Company's sales and marketing as the items excluded generally are not a function of the Company's operating performance. 16Affirm | Shareholder Letter

Non-GAAP General and Administrative Expense - The Company defines non-GAAP general and administrative expense as GAAP general and administrative expense, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; and (c) certain other costs as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating loss included in the tables at the end of this letter. Non-GAAP general and administrative expense is presented because the Company believes that it is a useful financial measure to both the Company and investors as it facilitates period to period comparisons of the Company's general and administrative costs as the items excluded generally are not a function of the Company's operating performance. Supplemental Performance Indicators Active Merchants - The Company defines an active merchant as a merchant which engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active merchants is a useful performance indicator to both the Company and investors because it measures the reach of the Company's network. Total Transactions - The Company defines total transactions as the total number of unique transactions on the Affirm platform during the applicable period. The Company believes that total transactions is a useful performance indicator to both the Company and investors because it measures the frequency of consumer engagement, as demonstrated by the total number of unique transactions. Total Revenue as a Percentage of GMV - The Company defines total revenue as a percentage of GMV as GAAP total revenue as a percentage of GMV, as defined above. The Company believes that total revenue as a percentage of GMV is a useful performance indicator to both the Company and investors of the revenue generated on a transaction processed on the Company's platform. Allowance for Credit Losses as a Percentage of Loans Held for Investment - The Company defines allowance for credit losses as a percentage of loans held for investment as GAAP allowance for credit losses as a percentage of GAAP loans held for investment. The Company believes that allowance for credit losses as a percentage of loans held for investment is a useful performance indicator to both the Company and investors of the future estimated credit losses on the Company's outstanding loans held for investment. Funding Capacity - The Company defines funding capacity as the total amount of committed funding provided by warehouse credit facilities, securitizations, and forward flow loan sale agreements available for the purchase or financing of loans. The Company believes that funding capacity is a useful performance indicator to both the Company and investors of its ability to fund loan transactions on the Affirm platform. Delinquencies - The Company defines delinquency as when a payment on a loan becomes more than 4 days past due. The Company generally views delinquency in groupings of more than 30 days past due, more than 60 days past due, and more than 90 days past due. A loan is charged off after a payment on a loan becomes 120 days past due. The Company believes that delinquencies are a useful performance indicator to both the Company and investors of the credit quality and performance of the loan portfolio. 17Affirm | Shareholder Letter

Cumulative Net Charge-Offs - The Company defines cumulative net charge-offs as the total dollar amount of loans charged off over time, from a specific cohort of transaction, less any recoveries. The Company believes that cumulative net charge-offs is a useful performance indicator to both the Company and Investors of the credit quality and performance of the loan portfolio. Net Cash - The Company defines net cash as cash and cash equivalents plus securities available for sale, minus convertible senior notes.The Company believes that net cash is a useful performance indicator to both the Company and investors as it provides an alternative perspective of the Company's liquidity. Use of Non-GAAP Financial Measures To supplement the Company's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company presents the following non-GAAP financial measures: transaction costs, transaction costs as a percentage of GMV, revenue less transaction costs, revenue less transaction costs as a percentage of GMV, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, adjusted operating income (loss), adjusted operating margin, total platform portfolio, equity capital required, and equity capital required as a percentage of total platform portfolio. Definitions of these non-GAAP financial measures are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above, and reconciliations of these non-GAAP financial measures with the most directly comparable GAAP financial measures are included in the tables below. Summaries of the reasons why the Company believes that the presentation of each of these non-GAAP financial measures provides useful information to the Company and investors are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above. In addition, the Company uses these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of its annual operating budget, and for evaluating the effectiveness of its business strategy. However, these non-GAAP financial measures are presented for supplemental informational purposes only, and these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are as follows: ● Revenue less transaction costs and revenue less transaction costs as a percentage of GMV are not intended to be measures of operating profit or loss as they exclude key operating expenses such as technology and data analytics, sales and marketing, and general and administrative expenses; ● Adjusted operating income (loss) and adjusted operating margin exclude certain recurring, non-cash charges such as depreciation and amortization, the expense related to warrants and share-based payments granted to enterprise partners, and share-based compensation expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses; and ● Other companies, including companies in the same industry, may calculate these non-GAAP financial measures differently from how the Company calculates them or not at all, which reduces its usefulness as a comparative measure. Accordingly, investors should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of the Company's financial results as reported under GAAP, and these non-GAAP measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate the business. 18Affirm | Shareholder Letter

Cautionary Note About Forward-Looking Statements This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company's strategy and future operations, including the Company's partnerships with certain key merchants and commerce platforms as well as its engagement with existing and prospective originating bank partners; the development, innovation, introduction and performance of, and demand for, the Company's products, including the Debit+ Card; the Company’s ability to maintain funding sources to support its business; acquisition and retention of merchants and consumers; the Company's future growth, investments, network expansion, product mix, brand awareness, financial position, gross market value, revenue, transaction costs, operating income, provision for credit losses, and cash flows; and general economic trends and trends in the Company's industry and markets. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions include factors relating to: The Company's need to attract additional merchants, partners and consumers and retain and grow its relationships with existing merchants, partners and consumers; the highly competitive and evolving nature of its industry; its need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of its revenue and GMV with a small number of merchant partners and commerce platforms; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; its ability to successfully maintain its relationship with Celtic Bank as an originating bank partner and engage additional originating bank partners; its ability to maintain, renew or replace its existing funding arrangements and build and grow new funding relationships; the impact of any of its existing funding sources becoming unwilling or unable to provide funding to it on terms acceptable to it, or at all; its ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through its platform; the impact of increases in market interest rates and negotiated interest rate spreads on its business; the terms of its securitizations, warehouse credit facilities and forward flow agreements; the impact on its business of general economic conditions, including the impact of inflation, increasing recessionary concerns, instability of financial institutions, the financial performance of its merchants, and fluctuations in the U.S. consumer credit market; its ability to achieve or sustain profitability in the future, including in the manner and timeframe it has previously communicated; its ability to grow effectively through acquisitions or other strategic investments or alliances; seasonal or other fluctuations in its revenue and GMV as a result of consumer spending patterns; pending and future litigation, regulatory actions and/or compliance issues; developments in its regulatory environment; the impact of the reduction in its workforce announced in February 2023, including its ability to realize certain cost savings anticipated as a result of the reduction and its ability to continue to attract and retain highly skilled employees; and other risks that are described in its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022 and March 31, 2023, and in its other filings with the U.S. Securities and Exchange Commission. These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.The forward-looking statements are made as of the date hereof, and the Company assumes no obligation and does not intend to update these forward-looking statements. 19Affirm | Shareholder Letter

March 31, 2023 June 30, 2022 Assets Cash and cash equivalents $ 972,477 $ 1,255,171 Restricted cash 409,015 295,636 Securities available for sale at fair value 1,059,031 1,595,373 Loans held for sale 122 2,670 Loans held for investment 3,775,542 2,503,561 Allowance for credit losses (176,336) (155,392) Loans held for investment, net 3,599,206 2,348,169 Accounts receivable, net 135,816 142,052 Property, equipment and software, net 277,156 171,482 Goodwill 537,126 539,534 Intangible assets 48,267 78,942 Commercial agreement assets 198,994 263,196 Other assets 270,639 281,567 Total Assets $ 7,507,849 $ 6,973,792 Liabilities and Stockholders’ Equity Liabilities: Accounts payable $ 30,022 $ 33,072 Payable to third-party loan owners 44,187 71,383 Accrued interest payable 13,826 6,659 Accrued expenses and other liabilities 192,360 237,598 Convertible senior notes, net 1,413,345 1,706,668 Notes issued by securitization trusts 1,788,853 1,627,580 Funding debt 1,514,120 672,577 Total liabilities 4,996,713 4,355,537 Stockholders’ equity: Class A common stock, par value $0.00001 per share: 3,030,000,000 shares authorized, 234,561,926 shares issued and outstanding as of March 31, 2023; 3,030,000,000 shares authorized, 227,255,529 shares issued and outstanding as of June 30, 2022 2 2 Class B common stock, par value $0.00001 per share: 140,000,000 shares authorized, 60,088,662 shares issued and outstanding as of March 31, 2023; 140,000,000 shares authorized, 60,109,844 shares issued and outstanding as of June 30, 2022 1 1 Additional paid in capital 4,918,756 4,231,303 Accumulated deficit (2,385,285) (1,605,902) Accumulated other comprehensive loss (22,338) (7,149) Total stockholders’ equity 2,511,136 2,618,255 Total Liabilities and Stockholders’ Equity $ 7,507,849 $ 6,973,792 AFFIRM HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share and per share amounts) 20Affirm | Shareholder Letter

AFFIRM HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited) (in thousands, except share and per share amounts) Three Months Ended March 31, 2023 2022 Revenue Merchant network revenue $ 119,013 $ 121,054 Virtual card network revenue 29,469 23,169 Total network revenue 148,482 144,223 Interest income 178,270 134,599 Gain on sales of loans 32,813 52,484 Servicing income 21,413 23,456 Total Revenue, net $ 380,978 $ 354,762 Operating Expenses Loss on loan purchase commitment $ 31,224 $ 46,853 Provision for credit losses 66,438 66,294 Funding costs 51,188 15,824 Processing and servicing 65,229 43,371 Technology and data analytics 161,792 110,291 Sales and marketing 140,942 156,214 General and administrative 139,266 142,466 Restructuring charges, net 34,934 — Total Operating Expenses 691,013 581,313 Operating Loss $ (310,035) $ (226,551) Other income, net 103,522 172,139 Loss Before Income Taxes $ (206,513) $ (54,412) Income tax (benefit) expense (836) 259 Net Loss $ (205,677) $ (54,671) Other Comprehensive Income (Loss) Foreign currency translation adjustments $ 31 $ 5,406 Unrealized gain (loss) on securities available for sale, net 4,520 (2,105) Unrealized gain (loss) on cash flow hedges (257) — Net Other Comprehensive Income (Loss) 4,294 3,301 Comprehensive Loss $ (201,383) $ (51,370) Per Share Data: Net loss per share attributable to common stockholders for Class A and Class B Basic $ (0.69) $ (0.19) Diluted $ (0.69) $ (0.19) Weighted average common shares outstanding Basic 297,204,715 285,641,820 Diluted 297,204,715 285,641,820 Three Months Ended March 31, 2023 2022 General and administrative 54,789 58,100 Technology and data analytics 45,040 33,639 Sales and marketing 5,840 5,998 Processing and servicing 1,120 650 Total stock-based compensation in operating expenses 106,789 98,387 The following table presents the components and classification of stock-based compensation (in thousands): 21Affirm | Shareholder Letter

AFFIRM HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands) Three Months Ended March 31, 2023 2022 Cash Flows from Operating Activities Net Loss $ (205,677) $ (54,671) Adjustments to reconcile net loss to net cash used in operating activities: Provision for credit losses 66,438 66,294 Amortization of premiums and discounts on loans, net (34,615) (42,036) Gain on sales of loans (32,813) (52,484) Gain on extinguishment of debt (89,841) — Changes in fair value of assets and liabilities 1,018 (143,721) Amortization of commercial agreement assets 21,088 28,919 Amortization of debt issuance costs 11,446 3,647 Amortization of discount on securities available for sale (8,788) 968 Commercial agreement warrant expense 93,922 92,169 Stock-based compensation 106,789 98,387 Depreciation and amortization 47,469 13,102 Other (842) (528) Change in operating assets and liabilities: Purchases of loans held for sale (1,396,039) (1,255,325) Proceeds from the sale of loans held for sale 1,409,577 1,261,160 Accounts receivable, net 61,632 5,650 Other assets 10,435 (37,403) Accounts payable 480 3,396 Payable to third-party loan owners (83,191) (35,553) Accrued interest payable 2,125 371 Accrued expenses and other liabilities (34,888) 19,677 Net Cash Used in Operating Activities (54,275) (27,981) Cash Flows from Investing Activities Purchases and origination of loans held for investment (3,086,832) (2,876,978) Proceeds from the sale of loans held for investment 390,907 550,065 Principal repayments and other loan servicing activity 2,570,743 2,304,460 Acquisition, net of cash and restricted cash acquired (16,051) — Additions to property, equipment and software (30,516) (21,095) Purchases of securities available for sale (460,632) (258,323) Proceeds from maturities and repayments of securities available for sale 329,636 132,728 Other investing cash inflows (outflows) 1,787 3,095 Net Cash Used in Investing Activities (300,958) (166,048) Cash Flows from Financing Activities Proceeds from funding debt 1,681,074 1,278,571 Payment of debt issuance costs (12,634) (3) Principal repayments of funding debt (2,048,075) (1,045,308) Extinguishment of convertible debt (206,567) — Proceeds from issuance of notes and residual trust certificates by securitization trusts 500,000 (146) Principal repayments of notes issued by securitization trusts (25,251) (131,256) Proceeds from exercise of common stock options and warrants and contributions to ESPP 663 8,171 Repurchases of common stock — (80) Payments of tax withholding for stock-based compensation (18,169) (54,162) Net Cash Provided by (Used in) Financing Activities (128,959) 55,787 Effect of exchange rate changes on cash, cash equivalents and restricted cash 891 (997) Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash (483,301) (139,239) Cash, Cash equivalents and Restricted cash, Beginning of period 1,864,793 2,814,804 Cash, Cash Equivalents and Restricted Cash, End of Period $ 1,381,492 $ 2,675,565 22Affirm | Shareholder Letter

AFFIRM HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT. (Unaudited) (in thousands) Three Months Ended March 31, 2023 2022 Supplemental Disclosures of Cash Flow Information Cash payments for interest expense $ 49,023 $ 11,182 Cash paid for operating leases 84 3,757 Cash paid for income taxes 166 10 Supplemental Disclosures of Non-Cash Investing and Financing Activities Stock-based compensation included in capitalized internal-use software $ 19,113 $ 14,618 Securities retained under unconsolidated securitization transactions — 22,067 Right of use assets obtained in exchange for operating lease liabilities — 3,421 23Affirm | Shareholder Letter

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES The following tables present a reconciliation of transaction costs, revenue less transaction costs, adjusted operating loss, adjusted operating margin, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, and equity capital required to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated. Three Months Ended March 31, 2023 2022 (in thousands, except percent data) Operating Expenses Loss on loan purchase commitment $ 31,224 $ 46,853 Provision for credit losses 66,438 66,294 Funding costs 51,188 15,824 Processing and servicing 65,229 43,371 Transaction Costs (Non-GAAP) $ 214,079 $ 172,342 Technology and data analytics 161,792 110,291 Sales and marketing 140,942 156,214 General and administrative 139,266 142,466 Restructuring charges, net 34,934 — Total Operating Expenses $ 691,013 $ 581,313 Total Revenue $ 380,978 $ 354,762 Less: Transaction Costs (Non-GAAP) (214,079) (172,342) Revenue Less Transaction Costs (Non-GAAP) $ 166,899 $ 182,420 Operating Loss $ (310,035) $ (226,551) Add: Depreciation and amortization 46,068 13,102 Add: Stock-based compensation included in operating expenses 106,789 98,387 Add: Enterprise warrant and share-based expense 112,961 119,039 Add: Restructuring charges, net 34,934 — Add: Other costs5 2,858 25 Adjusted Operating Loss (Non-GAAP) $ (6,425) $ 4,002 Divided by: Total Revenue, net $ 380,978 $ 354,762 Adjusted Operating Margin (Non-GAAP) (1.7) % 1.1 % Sales and Marketing Expense $ 140,942 $ 156,214 Less: Depreciation and amortization included in sales and marketing expense (5,890) (2,372) Less: Stock-based compensation included in sales and marketing expense (5,840) (5,998) Less: Enterprise warrant and share-based expense (112,961) (119,039) Non-GAAP Sales and Marketing Expense $ 16,251 $ 28,805 General and Administrative Expense $ 139,266 $ 142,466 Less: Depreciation and amortization included in sales and marketing expense (911) (549) Less: Stock-based compensation included in sales and marketing expense (54,789) (58,100) Less: Other costs included in General and administrative (2,858) (25) Non-GAAP General and Administrative Expense $ 80,708 $ 83,792 March 31, 2023 June 30, 2022 March 31, 2022 (in thousands) Loans held for investment $ 3,775,542 $ 2,503,561 $ 2,502,860 Add: Loans held for sale 122 2,670 3,618 Less: Funding debt (1,514,120) (672,577) (901,233) Less: Notes issued by securitization trusts (1,788,853) (1,627,580) (1,447,568) Equity Capital Required (Non-GAAP) $ 472,691 $ 206,074 $ 157,677 24Affirm | Shareholder Letter 5Other costs consists of expenses incurred in the period associated with the Company's initial public offering, its acquisitions, sublease impairment charges, restructuring and severance costs

SUPPLEMENTAL DELINQUENCY INFORMATION

Delinquency Rates (ex-Pay in 4)

	Three Months Ending			
	September 30	December 31	March 31	June 30
30+ Day Delinquencies				
FY 2018	3.9%	3.8%	2.9%	2.6%
FY 2019	2.9%	2.5%	2.0%	1.9%
FY 2020	2.5%	2.1%	1.9%	1.1%
FY 2021	0.8%	0.8%	0.7%	0.9%
FY 2022	1.5%	1.6%	2.1%	2.1%
FY 2023	2.7%	2.4%	2.3%	
60+ Day Delinquencies				
FY 2018	2.3%	2.2%	1.7%	1.4%
FY 2019	1.6%	1.4%	1.2%	1.1%
FY 2020	1.4%	1.2%	1.1%	0.8%
FY 2021	0.5%	0.4%	0.4%	0.5%
FY 2022	0.9%	0.9%	1.2%	1.2%
FY 2023	1.6%	1.5%	1.4%	
90+ Day Delinquencies				
FY 2018	1.0%	1.0%	0.8%	0.6%
FY 2019	0.8%	0.7%	0.5%	0.5%
FY 2020	0.6%	0.6%	0.5%	0.4%
FY 2021	0.2%	0.2%	0.2%	0.2%
FY 2022	0.4%	0.4%	0.5%	0.5%
FY 2023	0.7%	0.7%	0.6%	

Delinquency Rates (ex-Pay in 4, ex-Peloton)

	Three Months Ending			
	September 30	December 31	March 31	June 30
30+ Day Delinquencies				
FY 2018	4.0%	3.8%	3.2%	2.9%
FY 2019	3.3%	3.2%	2.7%	2.6%
FY 2020	3.2%	2.9%	2.8%	1.8%
FY 2021	1.4%	1.3%	1.2%	1.3%
FY 2022	2.1%	2.1%	2.7%	2.5%
FY 2023	3.2%	2.7%	2.5%	
60+ Day Delinquencies				
FY 2018	2.3%	2.2%	1.8%	1.6%
FY 2019	1.9%	1.8%	1.6%	1.5%
FY 2020	1.8%	1.7%	1.6%	1.3%
FY 2021	0.8%	0.7%	0.7%	0.7%
FY 2022	1.2%	1.2%	1.6%	1.4%
FY 2023	1.9%	1.6%	1.5%	
90+ Day Delinquencies				
FY 2018	1.1%	1.0%	0.9%	0.7%
FY 2019	0.9%	0.9%	0.7%	0.6%
FY 2020	0.8%	0.8%	0.7%	0.6%
FY 2021	0.4%	0.3%	0.3%	0.3%
FY 2022	0.6%	0.6%	0.6%	0.6%
FY 2023	0.9%	0.8%	0.7%	

Affirm | Shareholder Letter

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